EXHIBIT 99.1

Synthesis Energy Systems, Inc. Announces Yima Joint Venture Plant’s SGT Gasification Systems Achieve Formal Acceptance

SES Gasification Technology (SGT) Exceeds All Performance Targets

HOUSTON, March 30, 2016 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), the global leader of full-range feedstock flexibility in advanced energy gasification technology, producing clean and economical syngas to replace expensive imported natural gas and LNG based energy, announced that its Yima Joint Venture Plant has completed the required performance testing of the SES Gasification Technology (SGT) systems and has successfully received its Performance Test Certificate, exceeding all performance targets. The project, located in China’s Henan Province, is a joint venture between SES and state-owned Yima Coal Industry Group Co. Ltd, a large integrated coal company. The JV is owned 75% Yima Coal and 25% SES, with SES having invested $34.8 million in the project. The coal-to-methanol facility has three SES gasification systems, two in operation and one as backup, producing syngas for methanol production with a total methanol design capacity of 1,033 metric tons per day.

“Our Yima JV’s strong performance validates the performance assumptions that were made in our technical and financial models, which show that the plant has the capability to generate positive cash flow when methanol prices are above 1,400 yuan per metric ton. With methanol prices in China having rebounded this past winter to previous averages, the timing of this milestone achievement is especially noteworthy,” said DeLome Fair, SES President and CEO. “If methanol prices stay above 1,400 yuan per metric ton, the Yima JV has the potential to generate, on an EBITDA basis, in the order of 300 million to 350 million yuan per year, further proving that SES’s gasification technology can provide low-cost syngas, due to its superior feedstock flexibility, allowing use of lower cost coals, and efficient gasification operations. I believe the stage is now set for us to monetize our investment in this project.”

The formal acceptance of the test results reaffirms SGT’s industry-leading performance, exceeding the syngas production targets utilizing less than the specified amount of both coal and oxygen. Further, the test data confirmed SGT’s extremely high carbon conversion, averaging over 99.8%, while producing high quality ash with very low residual carbon, averaging below 2.4%.

“We have made great achievements operating the Yima Joint Venture Plant in a scientific manner exceeding expectations of industrial-scale coal-to-chemical plants in China,” stated Yima JV Chairman Ren Fuqiang. “The SES Gasification Technology is operating very efficiently and with good coal flexibility which helps lower our operating expenses.”

About Synthesis Energy Systems, Inc.
Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal, biomass and municipal wastes through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology (SGT) can produce clean, low-cost syngas for power generation, industrial fuel gas, chemicals and transportation fuels, replacing expensive natural gas and LNG based energy. SGT enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, biomass, and municipal waste feedstocks. For more information, please visit: www.synthesisenergy.com.

About Yima Coal Industry Group Co. Ltd.

Yima Coal Industry Group Co. Ltd. is a subsidiary of Henan Energy and Chemical Group, a large integrated coal company owned by the Chinese government, which also owns Henan Coal Chemical, the other large coal mining group in China’s Henan Province. The two subsidiaries have a combined annual coal production capacity of more than 100 million metric tons. Key market segments Yima Coal Industry Group is involved in are coal mining and washing, coal-to-chemicals and aluminum smelting, with 22 mines located in six provinces including Henan, Qinghai, Xinjiang, Shanxi, Inner Mongolia and Guizhou, as well as Australia.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to successfully partner our technology business; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets; our ability to reduce operating costs; our ability to operate our Yima joint ventures profitably; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol; the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any; our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
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Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
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